UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

COFFEE HOLDING CO., INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COFFEE HOLDING CO., INC.

3475 Victory Boulevard

Staten Island, NY 10314

February 28, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Coffee Holding Co., Inc., or the Annual Meeting, which will be held on Thursday, April 14, 2022 beginning at 3:00 p.m. eastern time. Due to continued concerns regarding the coronavirus outbreak (“COVID-19”) and to assist in protecting the health and well-being of our stockholders and employees, the Annual Meeting will be held live via the Internet. Shareholders will be able to listen to the meeting live, submit questions and vote online regardless of location via the Internet at https://agm.issuerdirect.com/jva by using the Control ID and Request ID included on your notice regarding the availability of proxy materials, proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. You will not be able to attend the Annual Meeting in person.

The Annual Meeting will be held for the following purposes:

•	to elect two directors to the Board of Directors to hold office for the following three years until their successors are elected;

•	to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for our fiscal year ending October 31, 2022;

•	to hold an advisory vote on executive compensation; and

•	to transact any other business that may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on February 14, 2022 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the Annual Meeting live via the Internet or not, you may vote your shares over the Internet or by requesting a printed copy of the proxy materials and marking, signing, dating and mailing the proxy card in the envelope provided. If you attend the Annual Meeting live via the Internet and prefer to vote during the Annual Meeting, you may do so even if you have already voted your shares.

In order to attend the virtual Annual Meeting at https://agm.issuerdirect.com/jva, stockholders must enter the Control ID found on their proxy card or voting instruction form which stockholders previously received. If you hold your shares beneficially through a bank or broker, you must follow the instructions provided by your broker or nominee. Instructions on how to connect and participate live via the Internet are posted at https://agm.issuerdirect.com/jva.

On behalf of the Board of Directors and the employees of Coffee Holding Co., Inc., we thank you for your continued support and look forward to speaking with you at the Annual Meeting.

Coffee Holding Co., Inc.

By:	/s/ Andrew Gordon
Andrew Gordon
President and Chief Executive Officer

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Notice of Annual Meeting of Stockholders

Date:	Thursday, April 14, 2022
Time:	3:00 p.m., eastern time
Place:

Due to concerns regarding the COVID-19 outbreak and to assist in protecting the health and well-being of our shareholders and employees, this year’s Annual Meeting will be held via the Internet. Shareholders will be able to listen, vote and submit questions regardless of location via the Internet at https://agm.issuerdirect.com/jva by using the shareholder information included on your notice regarding the availability of proxy materials, proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials.

At our 2022 Annual Meeting of Stockholders (the “Annual Meeting”), we will ask you:

1.

To elect two directors to serve for a three-year term to expire at the 2025 annual meeting of stockholders. The following directors have been nominated by the Nominating and Corporate Governance Committee of the Board of Directors:

•	George F. Thomas

•	Gerard DeCapua

2.	To ratify the appointment of Marcum LLP as Coffee Holding Co., Inc.’s independent registered public accounting firm for the fiscal year ending October 31, 2022;

3.	To hold an advisory vote on executive compensation; and

4.	To transact any other business as may properly come before the Annual Meeting.

The Board of Directors recommends that you vote “FOR” each of the proposals at this year’s Annual Meeting.

You may vote at the Annual Meeting (or any adjournment or postponement of the Annual Meeting) if you were a holder of common stock of Coffee Holding Co., Inc., par value $0.001 per share, at the close of business on February 14, 2022, or the Record Date. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

By:	/s/ David Gordon
David Gordon
Secretary

Staten Island, New York

February 28, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 14, 2022: The Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended October 31, 2021, are available at https://agm.issuerdirect.com/jva.

You are cordially invited to attend the virtual Annual Meeting live via the Internet. To be sure your vote is counted and assure a quorum is present, it is important that you vote your shares regardless of the number of shares you own. The Board of Directors urges you to vote over the Internet by going to https://agm.issuerdirect.com/jva or by Faxing your Proxy Card to 202-521-3464 or by telephone by calling 1-866-752-VOTE (8683) following the instructions in the Notice of Internet Availability of Proxy Materials or, if you request a paper copy of the proxy materials, to sign, date and mark the proxy card promptly and return it to Coffee Holding. Voting over the Internet, Fax or by telephone or by returning the proxy card will not prevent you from voting in person if you attend the virtual Annual Meeting live via the Internet.

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THE MEETING

General

Coffee Holding Co., Inc. (“Coffee Holding”) is a Nevada corporation. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to Coffee Holding. The term “Annual Meeting” as used in this proxy statement refers to the 2022 Annual Meeting of Stockholders and includes any adjournment or postponement of the Annual Meeting.

Pursuant to the notice and access rules adopted by the Securities and Exchange Commission, or SEC, Coffee Holding has elected to provide its proxy statement and annual report to stockholders over the Internet through a “notice only” option. Accordingly, we will mail a Notice of Internet Availability, or Internet Availability Notice, on February 28, 2022 to our stockholders of record and beneficial owners. The Internet Availability Notice provides instructions on how you may access this proxy statement and our 2021 Annual Report on the Internet at https://agm.issuerdirect.com/jva or request a printed copy at no charge. In addition, our proxy materials provide instructions on how you may request to receive, at no charge, all proxy materials in printed form by mail. Your election to receive proxy materials by mail will remain in effect until you revoke it.

The Board of Directors, or the Board, is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting virtually to vote your shares. If you requested a paper copy of the proxy materials, you may simply complete, sign and return the proxy card and your votes will be cast for you at the Annual Meeting or you may vote online at https://agm.issuerdirect.com/jva. This process is described below in the section entitled “Voting Rights.”

This proxy statement and the Notice of Annual Meeting are dated February 28, 2022. If you owned shares of common stock of Coffee Holding, par value $0.001 per share, at the close of business on February 14, 2022, or the Record Date, you are entitled to vote at the Annual Meeting. On the Record Date, there were 5,708,599 shares of common stock of Coffee Holding outstanding.

Purpose of Annual Meeting

At the Annual Meeting, you will be asked to vote:

(a)	to elect two directors, each to serve for a three-year term that will expire at the 2025 annual meeting of stockholders;

(b)	to ratify the appointment of Marcum LLP, or Marcum, as Coffee Holding’s independent registered accounting firm for the fiscal year ending October 31, 2022;

(c)	to hold an advisory vote on executive compensation; and

(d)	to transact any other business that may properly come before the Annual Meeting.

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The Annual Meeting will be held on Thursday, April 14, 2022 at 3:00 p.m., local time, solely virtually on the Internet at https://agm.issuerdirect.com/jva. You will not be able to attend the Annual Meeting in-person.

Conduct of Annual Meeting

Our preference is to have held an in-person Annual Meeting of shareholders. However, due to public health concerns resulting from the coronavirus (COVID-19), and the related protocols that federal, state, and local governments have implemented, our Board of Directors has determined to hold our Annual Meeting solely by means of remote communication via the Internet. This is often referred to as a “virtual annual meeting.” The webcast will allow all shareholders to join the meeting, regardless of location. As with an in-person meeting, you will be able to vote and ask questions during the meeting. Our decision to hold the Annual Meeting in a virtual format relates only to the 2022 Annual Meeting at this time.

You can join the Annual Meeting by accessing the meeting at https://agm.issuerdirect.com/jva and entering in your Control ID provided on your ballot or proxy information previously mailed to you.

The Annual Meeting is scheduled to begin at 3:00 p.m. eastern time, on April 14, 2022. Online access will be available prior to the meeting for you to obtain shareholder information and to vote your shares should you not have done so previously. We encourage you to access the meeting webcast prior to the scheduled start time.

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

We intend to answer as many questions that pertain to company matters, as time allows during the meeting. Questions that are substantially similar may be grouped and or not answers to insure we are able to answer every question in this virtual format.

We encourage you to test your computer and internet browser prior to joining the Annual Meeting. If you experience technical difficulties, please visit the help pages found at https://www.webcaster4.com/Support.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will count proxies marked as “abstain”, “withhold” and broker non-votes as shares present to determine the total number of shares present at the Annual Meeting.

Voting Rights

You are entitled to one vote at the Annual Meeting for each share of the common stock of Coffee Holding that you owned as of record at the close of business on February 14, 2022 (the Record Date). The number of shares you own (and may vote) is listed on your proxy card.

You may vote your shares via the Internet, by fax, by telephone or by returning the proxy card by mail.

If you attend the Annual Meeting live via the Internet and prefer to vote during the Annual Meeting, you may do so even if you have already voted your shares by proxy. If you wish to vote your shares electronically at the Annual Meeting, Shareholders of record as of the Record Date, and persons holding valid proxies can login at https://agm.issuerdirect.com/jva and vote by using the Control ID and Request ID provided in the proxy materials and following the instructions.

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To vote over the Internet, you must go to https://agm.issuerdirect.com/jva. To vote your shares by Fax, you must complete your proxy card and Fax it to 202-521-3464. To vote by telephone you must call 1-866-752-VOTE (8683). To vote by proxy, you must request a paper copy of the proxy materials and you must complete, sign and return the proxy card by mail. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of the Annual Meeting. If any other matter is presented, your proxy will vote your shares as a majority of the Board determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

If you hold your shares through a bank, brokerage firm or other nominee, you should vote your shares in accordance with the steps required by such bank, brokerage firm or other nominee.

Vote Required

Proposal 1 relates to the election of directors. For Proposal 1 you may vote your shares “for” or “withhold.” Pursuant to the Company’s Bylaws, a nominee will be elected by the vote of a plurality of the votes cast by the holders of the Company’s shares of common stock (meaning that the two director nominees who receive the highest number of shares voted “for” their election are elected). Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. You may not vote your shares cumulatively for the election of directors. “Withhold” votes, if any, and broker non-votes, if any, are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.

Proposal 2 relates to the appointment of Marcum as the Company’s independent registered accounting firm for fiscal year ending October 31, 2022. For Proposal 2, you may vote your shares “for”, “against” or “abstain.” Based on the Company’s Bylaws, the affirmative vote of a majority of the votes cast present in person or by proxy at the Annual Meeting is necessary to ratify Proposal 2 (meaning the number of shares voted “for” Proposal 2 must exceed the number of shares voted “against” Proposal 2). Abstentions, if any, and broker non-votes, if any, will have no effect on this proposal. The Company is not required to seek stockholder approval for the appointment of our independent registered accounting firm, but the Company’s Audit Committee and full Board believe it is sound corporate practice to seek such approval. If a majority of such stockholders does not vote to ratify the appointment of the independent registered accounting firm, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

Proposal 3 relates to an advisory vote on executive compensation. For Proposal 3, you may vote your shares “for”, “against” or “abstain.” Based on the Company’s Bylaws, the affirmative vote of a majority of the votes cast present in person or by proxy at the Annual Meeting is necessary to ratify Proposal 3 (meaning the number of shares voted “for” Proposal 3 must exceed the number of shares voted “against” such proposal). Abstentions, if any, and broker non-votes, if any, will have no effect on this proposal.

The Board has determined that a vote in favor of Proposal 1, Proposal 2 and Proposal 3 is in the best interests of Coffee Holding and its stockholders and unanimously recommends a vote FOR each of the director nominees and FOR each of the proposals.

 Shares Held in “Street Name” and Broker Non-Votes

If you own shares through a bank, broker, trust or other nominee rather than in your own name, you are the beneficial owner of shares, but considered to be holding the shares in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your broker, bank or other record holder, along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

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Banks, brokers or others acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. If the New York Stock Exchange determines any of our proposals to be “non-routine,” a failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s names will have no effect with respect to Proposal 1, Proposal 2 or Proposal 3.

The Board of Directors is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone, Fax or the Internet will be voted in accordance with the judgment of the persons named as proxies.

Changing Your Vote after Voting over the Internet or Revoking Your Proxy

You may change your vote by voting via Internet during the Annual Meeting even if you previously voted over the Internet. Alternatively, you may change your vote by contacting Issuer Direct Corporation by e-mail at proxy@iproxydirect.com or by telephone at (919) 481-4000, whose contact information will be provided in the Internet Availability Notice, and then re-voting over the Internet following the instructions provided.

You may revoke your proxy at any time before it is exercised by:

•	filing with our Secretary, a letter revoking the proxy;

•	submitting another signed proxy with a later date; or

•	attending the Annual Meeting via the Internet, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote during the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of Coffee Holding.

Solicitation of Proxies

Coffee Holding will pay the costs of soliciting proxies from its stockholders. Directors, officers or employees of Coffee Holding may solicit proxies by mail, telephone or other forms of communication. We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining Copies of the Proxy Materials or the Annual Report on Form 10-K

If you would like a full set copy of the proxy materials or if you would like a copy of our Annual Report on Form 10-K and audited financial statements for the fiscal year ended October 31, 2021 (without exhibits), which was filed with the SEC on January 31, 2022, we will send you a copy free of charge via mail or email. Please write to or call:

David Gordon, Secretary

Coffee Holding Co., Inc.

3475 Victory Boulevard

Staten Island, New York 10314

(718) 832-0800

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table shows the number of shares of Coffee Holding’s common stock, par value $0.001 per share, beneficially owned by (i) each person known to be the owner of 5% or more of our common stock, (ii) each director and nominee, (iii) the Named Executive Officers identified in the Summary Compensation Table included elsewhere in this proxy statement and (iv) all directors and executive officers of Coffee Holding as a group, as of February 14, 2022. The percent of common stock outstanding was based on a total of 5,708,599 shares of Coffee Holding’s common stock outstanding as of February 14, 2022. Except as otherwise indicated, each person shown in the table has sole voting and investment power with respect to the shares of common stock listed next to his or her name. The address for each person shown in the table is c/o Coffee Holding Co., Inc., 3475 Victory Boulevard, Staten Island, New York 10314, unless otherwise indicated.

Name	Position	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding (%) (1)

Directors and Executive Officers
Andrew Gordon	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director	520,416	(2)	9.1%
David Gordon	Executive Vice President - Operations, Secretary and Director	554,514	(3)	9.7%
Gerard DeCapua	Director	14,100	(4)	*
Daniel Dwyer	Director	19,900	(5)	*
Barry Knepper	Director	36,010	(6)	*
John Rotelli	Director	20,548	(7)	*
George F. Thomas	Director	6,600	(8)	*
All directors and executive officers as a group (7 persons)		1,172,088		20.5%
5% or More Holders
Renaissance Technologies LLC		395,046	(9)	6.9%
The Vanguard Group		289,095	(10)	5.1%
All 5% or More Holders		684,141		11.9%

_____________________

(1)

Beneficial ownership includes shares of common stock as to which a person or group has sole or shared voting power or investment power. Shares of common stock subject to stock options that are exercisable currently or within 60 days of February 14, 2022, are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person or group holding such stock options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person

(2)

Includes 14,000 shares owned by Mr. A. Gordon directly, a stock option to purchase 349,000 shares held directly by Mr. A Gordon, of which 232,666 shares are exercisable within sixty days of February 14, 2022, and 273,750 shares owned indirectly by Mr. A. Gordon through A. Gordon Family Ventures LLC.

(3)

Includes 367,181 shares of common stock owned by Mr. D. Gordon directly, a stock option to purchase 281,000 shares of common stock owned directly by Mr. D. Gordon, of which 187,333 shares are exercisable within sixty days of February 14, 2022.

(4)	Includes 100 shares of common stock and an option to purchase 14,000 shares owned directly by Mr. DeCapua.

(5)	Includes 5,900 shares of common stock and an option to purchase 14,000 shares of common stock owned directly by Mr. Dwyer.

(6)	Includes 22,010 shares of common stock and an option to purchase 14,000 shares of common stock owned directly by Mr. Knepper.

(7)	Includes 6,548 shares of common stock and an option to purchase 14,000 shares of common stock owned directly by Mr. Rotelli.

(8)	Includes 3,000 shares of common stock owned by Mr. Thomas directly, an option to purchase 3,000 shares of common stock owned by Mr. Thomas directly, and 600 shares owned by Mr. Thomas’ wife.

(9)

Includes shares of common stock beneficially owned by Renaissance Technologies Holdings Corporation (“RTHC”) because of RTHC’s majority ownership of Renaissance Technologies LLC (“RTC”). The principal business address of both RTHC and RTC is 800 Third Avenue, New York, New York 10022. All information regarding RTHC is based on information disclosed in a statement on Schedule 13G filed with the SEC on February 14, 2022.

(10)

The principal business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. All information regarding the Vanguard Group is based on information disclosed in a statement on Schedule 13G filed with the SEC on February 9, 2022.

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PROPOSAL 1

ELECTION OF DIRECTORS

____________________________________

Coffee Holding has a classified Board, divided into three classes, and the term of George F. Thomas and Gerard DeCapua will expire on the date of the 2022 Annual Meeting. Coffee Holding’s Board currently consists of seven members. The Nominating and Corporate Governance Committee of the Board has re-nominated George F. Thomas and Gerard DeCapua as nominees with a three-year term expiring at the 2025 annual meeting of stockholders or until their successors have been elected and qualified. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Nominating and Corporate Governance Committee may propose. We know of no reason why any of the nominees may be unable to serve as a director. The nominees have consented to being named in this proxy statement and to serve as director if elected.

Nominees:

•	George F. Thomas
•	Gerard DeCapua

The Board of Directors unanimously recommends a vote “FOR” all of the nominees for election as directors.

Information About Our Nominees, Board of Directors and Management

Name	Age (1)	Term Expires	Position(s) Held With Coffee Holding	Director Since

Andrew Gordon	59	2024	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director	1997

Daniel Dwyer	64	2024	Director	1998

Barry Knepper	69	2024	Director	2005

Gerard DeCapua	59	2022	Director	1997

George F. Thomas	72	2022	Director	2016

David Gordon	56	2023	Executive Vice President - Operations, Secretary and Director	1995

John Rotelli	62	2023	Director	2005

__________________

(1)	As of February 14, 2022.

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The principal occupation and business experience of each nominee for election as director and each continuing director are set forth below. Unless otherwise indicated, each of the following persons has held his present position for at least the last five years.

 Andrew Gordon has been the Chief Executive Officer, President, Treasurer and a director of Coffee Holding since 1997 and its Chief Financial Officer since November 2004. He is responsible for managing Coffee Holding’s overall business and has worked for Coffee Holding for over 36 years, previously as a Vice President from 1993 to 1997. Mr. Gordon has worked in all capacities of Coffee Holding’s business and serves as the direct contact with its major private label accounts. Mr. Gordon received his Bachelor of Business Administration degree from Emory University. He is the brother of David Gordon. Through his experience as President and Chief Executive Officer of the Company, as well as his over 35 years of service with the Company, Mr. Gordon has demonstrated the requisite qualifications and skills necessary to serve as an effective director. We believe Mr. Gordon’s extensive experience with, and institutional knowledge of, Coffee Holding and the industry is an integral contribution to Coffee Holding’s current successes and its ability to grow and flourish in the industry.

Daniel Dwyer has served as a director of Coffee Holding since 1998. Mr. Dwyer was the Chief Executive Officer at Rothfos Corporation, a green coffee bean supplier, and prior to that, had been a senior coffee trader at Rothfos, since 1995. Mr. Dwyer retired from Rothfos on January 1, 2022. Mr. Dwyer is responsible for our account with Rothfos. We paid Rothfos approximately $3.5 million, $5.3 million, and $8.3 million for green coffee purchases in fiscal 2021, 2020, and 2019, respectively. All purchases are made on arms’ length terms. We believe that Mr. Dwyer’s experience with the coffee industry enables him to provide the Board with beneficial insight for Coffee Holding’s business development and strategy. Mr. Dwyer’s relationship with Rothfos has helped to foster a beneficial relationship between Rothfos and Coffee Holding. Mr. Dwyer serves on the board of directors of the National Coffee Association.

Barry Knepper has served as a director of Coffee Holding since 2005. From July 2004 to the present, Mr. Knepper has been the President and Chief Executive Officer of CFO Business Solutions, a management consulting firm. Mr. Knepper was the Chief Financial Officer for TruFoods Corporation, a growth oriented franchise management company from April 2001 through June 2004. From January 2000 through March 2001, he was the Chief Financial Officer of Offline Entertainment, an early stage television and motion picture production company. From 1982 through 1999, he served as the Chief Financial Officer of Unitel Video, Inc., a formerly publicly-traded nationwide high tech service company in the television, film and new media fields. We believe that Mr. Knepper’s diversified financial, accounting and business expertise provide him with the qualifications and skills to serve as a director.

Gerard DeCapua has served as a director of Coffee Holding since 1997. Mr. DeCapua has had his own law practice in Rockville Centre, New York since 1986. Mr. DeCapua received his law degree from Pace University. We believe that Mr. DeCapua’s legal experience brings significant knowledge regarding the legal issues Coffee Holding faces and provide him with the skills and qualifications to serve as a director.

George F. Thomas has served as a director of Coffee Holding since February 2016. Mr. Thomas has over 38 years of domestic and international corporate business experience in top management positions. Since February 2007, Mr. Thomas has served as a Principal at Radix Consulting Corporation, a consulting firm which provides specialized advice in the field of electronic payments. From 1981 through 2007, Mr. Thomas served in a number of positions at The Clearing House Payments Company L.L.C., a limited liability company which operates electronic payment systems, including such positions as Executive Vice President of the Payments Services Division, President of the Electronic Payments Network, Senior Vice President of Business Development and Information Technology and Vice President of Technical Services and Systems Development. Since 2007, Mr. Thomas has served as a director of eGistics, Inc., a provider of cloud-based document and data management solutions which was acquired by Top Image Systems, Ltd. in 2014. We believe that Mr. Thomas’ financial and business experience provide him with the qualifications and skills to serve as a director.

David Gordon has been the Executive Vice President - Operations, Secretary and a director of Coffee Holding since 1995. He is responsible for managing all aspects of Coffee Holding’s roasting and blending operations, including quality control, and has worked for Coffee Holding for 39 years, previously as an Operating Manager from 1989 to 1995. He is a charter member of the Specialty Coffee Association of America, or SCAA. Mr. Gordon attended Baruch College in New York City. He is the brother of Andrew Gordon. Through his 38 years of service with the Company, Mr. Gordon has demonstrated the requisite qualifications and skills necessary to serve as an effective director. We believe Mr. Gordon’s extensive institutional knowledge and leadership are invaluable to Coffee Holding’s current and future successes. Mr. Gordon’s leadership, as demonstrated by the launch of the Specialty Green segment of the business as well as the founding of the SCAA, is a valuable resource for Coffee Holding’s business development and future strategy.

John Rotelli has served as a director of Coffee Holding since 2005. Mr. Rotelli has over 40 years of experience in the green coffee industry business consisting of procurement from growing countries, every aspect of traffic and warehousing, quality analysis, and knowledge of both suppliers and competitors. Mr. Rotelli is currently the Vice President of L.J. Cooper Company, one of the largest green coffee brokers and agents in North America. He is also a director of the Green Coffee Association. Mr. Rotelli’s industry and business experience provides the Board with valuable expertise within the coffee industry as well as beneficial relationships that can help form new beneficial relationships for Coffee Holding.

Board Diversity Matrix

The following matrix is provided in accordance with applicable Nasdaq listing requirements:

Board Diversity Matrix as of February 14, 2022
Total Number of Directors	7
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	-	7	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
White	-	6	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	1

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CORPORATE GOVERNANCE

Board of Directors Operations and Meetings

                The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of Coffee Holding. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are usually held on a quarterly basis. Our directors also discuss business and other matters with other key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

The Board held two meetings during the fiscal year ended October 31, 2021 and acted by written consent on one occasion. Each director serving during the fiscal year ended October 31, 2021 attended at least 75 percent of the meetings of the Board, plus meetings of committees on which that particular director served during the fiscal year ended October 31, 2021.

Coffee Holding is committed to establishing and maintaining high standards of corporate governance. Our executive officers and the Board have worked together to construct a comprehensive set of corporate governance initiatives that we believe will serve the long-term interests of our stockholders and employees. We believe these initiatives comply fully with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives fully comply with the rules of the Nasdaq Stock Market LLC (“Nasdaq”). The Board will continue to evaluate, and improve upon as appropriate, our corporate governance principles and policies.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Board Leadership Structure and Role in Risk Oversight

Andrew Gordon serves as both our principal executive officer and chairman at the pleasure of the Board. The directors have determined that Mr. Gordon’s experience in our industry and in corporate transactions, and his personal commitment to Coffee Holding as an investor and employee, make him uniquely qualified to supervise our operations and to execute our business strategies. The Board is also cognizant of Coffee Holding’s relatively small size compared to its publicly traded competitors. We do not have a lead independent director. Management’s activities are monitored by standing committees of the Board, principally the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees is comprised solely of independent directors. For these reasons, the Board deems this leadership structure appropriate for us.

Code of Ethics

The Board has adopted a Code of Conduct and Ethics that applies to each of our directors, officers and employees. The Code of Conduct and Ethics sets forth our policies and expectations on a number of topics, including:

•	acceptance of gifts;
•	financial responsibility regarding both personal and business affairs, including transactions with Coffee Holding;
•	personal conduct, including ethical behavior and outside employment and other activities;
•	affiliated transactions, including separate identities and usurpation of corporate opportunities;
•	preservation and accuracy of Coffee Holding’s records;
•	compliance with laws, including insider trading compliance;
•	preservation of confidential information relating to our business and that of our clients;
•	conflicts of interest;
•	the safeguarding and proper use of our assets and institutional property;
•	code administration and enforcement;
•	reporting, investigating and resolving of all code violations; and
•	code-related training, certification of compliance and maintenance of code-related records.

The Audit Committee of our Board reviews the Code of Conduct and Ethics on a regular basis, and will propose or adopt additions or amendments to the Code of Conduct and Ethics as appropriate. The Code of Conduct and Ethics is available on our website at www.coffeeholding.com under “Investor Relations - Corporate Governance.” A copy of the Code of Conduct and Ethics may also be obtained free of charge by sending a written request to:

David Gordon, Secretary

Coffee Holding Co., Inc.

3475 Victory Boulevard

Staten Island, NY 10314

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We intend to satisfy the disclosure requirement under Section 5.05(c) of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Ethics by posting such information on our website.

Independent Directors

Our Board currently consists of seven directors, four of whom our Board has determined are independent directors. The standards relied on by the Board in affirmatively determining whether a director is “independent,” in compliance with Nasdaq’s rules, are comprised of those objective standards set forth in the rules promulgated by Nasdaq. The Board is responsible for ensuring that independent directors do not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has determined that Gerard DeCapua, Barry Knepper, John Rotelli and George F. Thomas, comprising a majority of the Board, are “independent” directors under Nasdaq’s rules.

Nasdaq’s rules, as well as SEC rules, impose additional independence requirements for all members of the Audit Committee. Specifically, in addition to the “independence” requirements discussed above, “independent” audit committee members must: (1) not accept, directly or indirectly, any consulting, advisory, or other compensatory fees from Coffee Holding or any subsidiary of Coffee Holding other than in the member’s capacity as a member of the Board and any Board committee; (2) not be an affiliated person of Coffee Holding or any subsidiary of Coffee Holding; and (3) not have participated in the preparation of the financial statements of Coffee Holding or any current subsidiary of Coffee Holding at any time during the past three years. In addition, Nasdaq’s rules require that all audit committee members be able to read and understand fundamental financial statements, including Coffee Holding’s balance sheet, income statement, and cash flow statement. The Board believes that the current members of the Audit Committee meet these additional standards.

Furthermore, at least one member of the Audit Committee must be financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities. Additionally, the SEC requires that Coffee Holding disclose whether the Audit Committee has, and will continue to have, at least one member who is a “financial expert.” The Board has determined that Barry Knepper meets the SEC’s definition of an audit committee financial expert.

Committees of the Board

The Board of Coffee Holding has established the following committees:

Audit Committee. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to the Board any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. The Board has adopted a written charter for the Audit Committee, which is available on our website at www.coffeeholding.com under “Investor Relations - Corporate Governance.” All members of the Audit Committee are independent directors as defined under Nasdaq’s listing standards. Gerard DeCapua, Barry Knepper and George F. Thomas serve as members of the Audit Committee with Barry Knepper serving as its chairman. The Board has determined that Barry Knepper qualifies as an audit committee financial expert as that term is defined by SEC regulations. The Audit Committee held four meetings during the fiscal year ended October 31, 2021.

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Compensation Committee. The Compensation Committee provides advice and makes recommendations to the Board in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee also reviews the compensation of the President and Chief Executive Officer of Coffee Holding and makes recommendations in that regard to the Board as a whole. The Board has adopted a written charter for the Compensation Committee, which is available on our website at www.coffeeholding.com under “Investor Relations - Corporate Governance.” All members of the Compensation Committee are independent directors as defined under Nasdaq’s listing standards. Barry Knepper, John Rotelli and George F. Thomas serve as members of the Compensation Committee, with John Rotelli serving as its chairman. The Compensation Committee acted by written consent once during the fiscal year ended October 31, 2021.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee nominates individuals to be elected to the full Board by our stockholders. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in Article II, Section 11 of our Bylaws and applies the same criteria to all persons being considered. All members of the Nominating and Corporate Governance Committee are independent directors as defined under the Nasdaq listing standards. Gerard DeCapua, John Rotelli and George F. Thomas serve as members of the Nominating and Corporate Governance Committee, with Gerard DeCapua serving as its chairman. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at www.coffeeholding.com under “Investor Relations - Corporate Governance.” The Nominating and Corporate Governance Committee acted by written consent once during the fiscal year ended October 31, 2021.

There are no minimum qualifications that must be met by a Nominating and Corporate Governance Committee-recommended nominee. It is the policy of the Nominating and Corporate Governance Committee to recommend individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of our stockholders.

Stockholder Communication with the Board of Directors and Attendance at Annual Meetings

The Board maintains a process for stockholders to communicate with the Board and its committees. Stockholders of Coffee Holding and other interested persons may communicate with the Board or the chairperson of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee by writing to the Secretary of Coffee Holding at 3475 Victory Boulevard, Staten Island, NY 10314. All communications that relate to matters that are within the scope of the responsibilities of the Board will be presented to the Board no later than the next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board committees will be forwarded to the chairperson of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, will be forwarded to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

Directors are expected to prepare themselves for and attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the committees on which they serve, with the understanding that, on occasion, a director may be unable to attend a meeting. All of our directors who served as directors during the 2020 fiscal year attended the 2020 Annual Meeting of Stockholders.

EXECUTIVE COMPENSATION

The summary compensation table below summarizes information concerning compensation for the fiscal years ended 2021 and 2020 of the individuals who served as President, Chief Executive Officer, Chief Financial Officer and Treasurer (Andrew Gordon) and Executive Vice President - Operations and Secretary (David Gordon). We refer to these individuals as the “Named Executive Officers.”

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SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to the compensation of our Named Executive Officers for services in all capacities to us and our subsidiaries.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)

Andrew Gordon, President, Chief Executive Officer,	2021	$338,065	$0	$0	$0	$0	$42,430	$380,495
Chief Financial Officer and Treasurer	2020	$357,000	$0	$0	$0	$0	$64,339	$421,339

David Gordon, Executive Vice President -	2021	$274,728	$0	$0	$0	$0	$71,301	$346,029
Operations and Secretary	2020	$324,000	$0	$0	$0	$0	$80,917	$404,917

________________

(1)	The figures shown represent amounts earned for the fiscal year, whether or not actually paid during such year.

(2)

Stock option awards represent the grant date fair value of the awards pursuant to FASB ASC Topic 718, as described in Note 12 “Stockholders’ Equity” in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended October 31, 2020.

(3)

Includes the amount of interest accrued on defined contribution deferred compensation balances at a rate in excess of 120% of the applicable federal mid-term rate under section 1274(d) of the Internal Revenue Code of 1986 (the “Code”) and dividends or dividend equivalents on balances denominated in Coffee Holding common stock in excess of the dividends paid to stockholders generally during the fiscal year.

(4)

The Named Executive Officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. The figures shown for Andrew Gordon include $10,603 and $10,843 in employer contributions to the 401(k) plan for 2021 and 2020, respectively; life insurance premiums of $816 and $917 for 2021 and 2020, respectively, business car expenses of $9,126 and $33,138 for 2021 and 2020, respectively, and health insurance premiums of $21,885 and $19,441 for 2021 and 2020, respectively. The figures shown for David Gordon include $7,368 and $11,940 for a business car expenses in 2021 and 2020, respectively; $7,676 and $7,477 in employer contributions to the 401(k) plan for 2021 and 2020, respectively, life insurance premiums of $3,000 and $13,128 for 2021 and 2020, respectively, and health insurance premiums of $53,257 and $48,372 for 2021 and 2020, respectively.

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 Narrative to Summary Compensation Table

Overview

Our Compensation Committee has responsibility for establishing, implementing and monitoring adherence with our compensation philosophy. In that regard, the Compensation Committee provides advice and makes recommendations to the Board in the areas of employee salaries and benefit programs. The Compensation Committee ensures that the total compensation paid to our executive leadership team is fair and reasonable. Generally, the types of compensation and benefits provided to members of the executive leadership team, including the Named Executive Officers, are similar to those provided to our other officers and employees.

Compensation Components

Our compensation program for Named Executive Officers consists generally of base salary and annual bonuses. These elements are intended to provide an overall compensation package that is commensurate with our financial resources, that is appropriate to assure the retention of experienced management personnel, and that aligns their financial interests with those of our stockholders. We pay our Named Executive Officers commensurate with their experience and responsibilities.

Base Salary. Each of our Named Executive Officers receives a base salary to compensate him for services performed during the year. The base salaries of our Named Executive Officers are established annually by the Board upon recommendation by the Compensation Committee. When determining the base salary for each of our Named Executive Officers, the Compensation Committee considers the performance of the Named Executive Officer, the duties of the Named Executive Officer, the experience of the Named Executive Officer in his position and salary levels of the companies in our peer group. Salary levels are also intended to reflect our financial performance. We have entered into employment agreements with each of the Named Executive Officers that provide for minimum annual base salaries. The Named Executive Officers are eligible for annual increases in their base salaries as a result of company performance, individual performance and any added responsibility since their last salary increase.

Annual Bonus. Our Named Executive Officers are eligible to receive annual cash bonuses. These bonuses are intended to reward the achievement of corporate goals and individual performance objectives. The bonus levels are intended to be competitive with those typically paid by the companies in our peer group and commensurate with the Named Executive Officers’ successful execution of duties and responsibilities.

Equity Compensation. At the 2013 Annual Meeting of Stockholders, our stockholders approved the 2013 Equity Compensation Plan. Through the 2013 Equity Compensation Plan, we provide our employees, including our Named Executive Officers, with equity incentives that help align their interests with those of our stockholders by tying the value delivered to our Named Executive Officers to the value of our shares of common stock. We also believe that stock option grants to our Named Executive Officers provide them with long-term incentives that will aid in retaining executive talent by providing opportunities to be compensated through the Company’s performance and rewarding executives for creating shareholder value over the long-term.

During the years ended October 31, 2021 and October 31, 2020 we did not grant any stock option awards to the Named Executive Officers. During the year ended October 31, 2019, we granted stock option awards to the Named Executive Officers to purchase an aggregate of 630,000 shares of common stock at an exercise price of $5.43 per share. The stock options have a ten year expiration date and vest ratably over a three year period commencing one year after the grant date.

Implementation for Fiscal Year 2021

For the 2021 fiscal year, Andrew Gordon received a base salary of $338,065 and did not receive an annual bonus. David Gordon received a base salary of $274,728 and did not receive an annual bonus.

As stated above, on April 18, 2019, Andrew Gordon was granted a stock option to purchase 349,000 shares of common stock, and David Gordon was granted a stock option to purchase 281,000 shares of common stock. The stock options have an exercise price of $5.43 and will vest in equal installments on each of the one year, two year and three year anniversaries of the date of grant

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Compensation Decision-Making Policies and Procedures

Decision-Making and Policy-Making. As a Nasdaq listed company, we must observe governance standards that require executive officer compensation decisions to be made by the independent director members of our Board or by a committee of independent directors. Consistent with these requirements, our Board has established a Compensation Committee all of whose members are independent directors.

The Compensation Committee provides advice and makes recommendations to our Board in the areas of employee salaries and benefit programs. The Compensation Committee has established a formal charter. Compensation may consist of three components: (1) base salary; (2) bonuses; and (3) long-term incentives (e.g., deferred compensation and fringe benefits).

The Compensation Committee generally meets at least once each year or acts by written consent. It considers the expectations of the Chief Executive Officer with respect to his own compensation and his recommendations with respect to the compensation of more junior executive officers, as well as empirical data on compensation practices at peer group companies. The Compensation Committee does not delegate its duties to others.

Employment Agreements

We have entered into employment agreements with Andrew Gordon to secure his continued service as President, Chief Executive Officer, Chief Financial Officer and Treasurer and with David Gordon to secure his continued service as Executive Vice President - Operations and Secretary. These employment agreements have rolling five-year terms that began on May 6, 2005. These agreements may be converted to a fixed five-year term by the decision of our Board or the executive. These agreements provide for minimum annual salaries, discretionary cash bonuses, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans. The employment agreements also guarantee customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and thereafter for so long as the executives are subject to liability for such service to the extent permissible by the Nevada Revised Statutes.

The terms of the employment agreements provide that each executive will be entitled to severance benefits if his employment is terminated without “cause” or if he resigns for “good reason” or following a “change in control” (as such terms will be defined in the employment agreements) equal to the value of the cash compensation and fringe benefits that he would have received if he had continued working for the remaining unexpired term of the agreement. The employment agreements also provide uninsured disability benefits. During the term of the employment agreements and, in case of discharge with “cause” or resignation without “good reason,” for a period of one year thereafter, the executives are subject to (1) restrictions on competition with us; and (2) restrictions on the solicitation of our customers and employees. For all periods during and after the term of the employment agreements, the executives are subject to nondisclosure and restrictions relating to our confidential information and trade secrets.

The employment agreements provide that in the event either executive terminates employment in connection with a change in control under circumstances entitling him to severance benefits, and it is determined that the executive would be subject to a 20% excise tax imposed by Section 4999 of the Code which applies to certain “excess parachute payments” (the “Excise Tax”), we will pay the executive a “Tax Indemnity Payment” such that the net amount received by the executive after payment of such Excise Tax, and any federal, Medicare and state and local income taxes and Excise Tax upon the Tax Indemnity Payment, will be equal to the payments the executive would have retained had there been no Excise Tax. The effect of this provision is that we, and not the executives, bear the financial cost of the Excise Tax. In accordance with Section 280G of the Code, we cannot claim a federal income tax deduction for payments subject to the Excise Tax, including the Tax Indemnity Payment.

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Potential Payments Upon a Change of Control

Under the 2013 Equity Compensation Plan, in the event of a change in control (as defined in the 2013 Equity Compensation Plan), the Compensation Committee may, at the time of the grant of an award provide for, among other things, the (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, or (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and stock appreciation rights to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or stock appreciation right in exchange for a substitute option; (d) cancel any award of restricted stock, restricted stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock, restricted stock unit, performance share or performance unit for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; (f) cancel any option or stock appreciation right in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change in control, and cancel any option or stock appreciation right without any payment if its exercise price exceeds the value of our common stock on the date of the change in control; or (g) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate. To date, there have been 630,000 options granted under the 2013 Equity Compensation Plan to the Named Executive Officers.

Other than the severance benefits described under “Employment Agreements” and the potential payments described under “Potential Payments Upon a Change of Control” above, we do not maintain contracts, agreements, plans or arrangements that provide for payments to the Named Executive Officers at, following, or in connection with any termination of employment.

Deferred Compensation Plan for Executive Officers

In January 2005, we established the Coffee Holding Co., Inc. Non-Qualified Deferred Compensation Plan for Named Executive Officers. Currently, Andrew Gordon is the only participant in the plan. Each Named Executive Officer who participates in the plan may defer receipt of all or a portion of his annual cash compensation received from Coffee Holding. The deferred amounts are allocated to a deferral account and credited with interest according to the investment classifications made available by the Board. The plan is an unfunded, non-qualified plan that provides for distribution of the amounts deferred to participants or their designated beneficiaries upon the occurrence of certain events. The amounts deferred, and related investment earnings, are held in a corporate account for the benefit of participating Named Executive Officers until such amounts are distributed pursuant to the terms of the plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options awarded to each of our Named Executive Officers as of October 31, 2021.

	Number of Securities Underlying Unexercised Options				Option exercise	Option expiration
Name	Exercisable		Unexercisable		price ($)	date
Andrew Gordon	116,333	(1)	232,667	(1)	$5.43	4/18/2029
David Gordon	93,666	(1)	187,334	(1)	$5.43	4/18/2029

__________________

(1)	Vests in three equal annual installments commencing April 18, 2020.

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Equity Compensation Plan Information

The following table sets forth information regarding outstanding stock options and rights and shares reserved for future issuance under our existing equity compensation plans as of October 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	(Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders (1)	1,000,000	$5.43	0
Equity compensation plans not approved by stockholders	—	$—	—

Total	1,000,000	$5.43	0

________________

(1)	Represents outstanding stock options granted to current or former employees and directors of the Company pursuant to its 2013 Equity Compensation Plan.

DIRECTOR COMPENSATION

Non-employee directors receive $800 per Board meeting and committee meeting attended in person and $400 per each Board meeting and committee meeting attended telephonically. Non-employee directors are also reimbursed for travel expenses and other out-of-pocket costs incurred in connection with attendance at Board and committee meetings.

Total directors’ meeting and committee fees for the fiscal year ended October 31, 2021 were $10,400. We do not compensate our employee directors for service as directors. Directors are also entitled to the protection of certain indemnification provisions in our Amended and Restated Articles of Incorporation and Bylaws.

The following table sets forth information regarding compensation earned by our non-employee directors during the 2021 fiscal year.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Options (2)(3)	All Other Compensation ($)	Total ($)
Gerard DeCapua	$2,800	$0	$0	$2,800
Daniel Dwyer	$1,200	$0	$0	$1,200
Barry Knepper	$2,800	$0	$0	$2,800
John Rotelli	$1,200	$0	$0	$1,200
George F. Thomas	$2,400	$0	$0	$2,400

__________________

(1)	Meeting fees earned during the fiscal year, whether such fees were paid currently or deferred.
(2)

Stock option awards represent the grant date fair value of the awards pursuant to FASB ASC Topic 718, as described in Note 12 “Stockholders’ Equity” in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended October 31, 2021, to which reference is hereby made.

(3)	The total number of shares of common stock covered by stock options held by each non-employee director at October 31, 2021 were as follows:

No. of Shares
Gerard DeCapua	14,000
Daniel Dwyer	14,000
Barry Knepper	14,000
John Rotelli	14,000
George F. Thomas	3,000

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____________________________________

PROPOSAL 2

RATIFICATION OF ACCOUNTANTS

 ____________________________________

Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Marcum LLP, or Marcum, as our independent registered accounting firm for the fiscal year ending October 31, 2022. EisnerAmper LLP, or Eisner, served as our independent registered public accounting firm for the fiscal year ended October 31, 2021. Prior to the appointment of Eisner in 2021, Marcum served as our independent registered public accounting firm from 2013 to 2020.

We are not required to seek stockholder approval for the appointment of our independent registered public accounting firm, however, the Audit Committee and the full Board believe it is sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of

Marcum LLP as Coffee Holding’s independent registered public accounting firm for the fiscal year ending October 31, 2022.

Attendance at Annual Meeting

Representatives of Marcum and representatives from Eisner, our independent registered public accounting firm for the fiscal year ended October 31, 2021, are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Change in Auditors for the Fiscal Year 2022

On February 14, 2022, the Audit Committee approved the dismissal of Eisner, as our independent registered public accounting firm, effective February 14, 2022, and the engagement of Marcum as our new independent registered public accounting firm as of February 28, 2022  for the year ended October 31, 2022. As described below, the change in independent registered public accounting firm is not the result of any disagreement with Eisner. Marcum previously served as our independent registered public accounting firm from 2013 to 2020.

Eisner’s audit report on the financial statements for the year ended October 31, 2021 did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles.

During the fiscal year ended October 31, 2021 (the only fiscal year Eisner served as our independent registered public accounting firm) and the subsequent interim period through January 31, 2022, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between us and Eisner on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Eisner’s satisfaction, would have caused Eisner to make reference thereto in its report; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that Eisner concurred with our assessment of material weaknesses related to our internal controls over financial reporting.

In its Management’s Report on Internal Control Over Financial Reporting, as set forth in Item 4 “Controls and Procedures” of our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2021, April 30, 2021, and July 31, 2021, and Item 9A “Controls and Procedures” of our Annual Report on Form 10-K for the year ended October 31, 2021, our reported material weaknesses in its internal controls over financial reporting, which constitute reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). The Audit Committee discussed the subject matter of the reportable events with Eisner. Subsequently, the Audit Committee and management developed a remediation plan, detailed in its Management’s Report on Internal Control Over Financial Reporting as set forth in Item 9 “Controls and Procedures” of our Annual Report on Form 10-K for the year ended October 31, 2021. Notwithstanding these material weaknesses in internal control over financial reporting, we have concluded that, based on our knowledge, the consolidated financial statements, and other financial information included in our Annual Reports on Form 10-K for the fiscal years ended October 31, 2021 and 2020 present fairly, in all material respects our financial condition, results of operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States. We have authorized Eisner to respond fully to Marcum’s inquiries concerning the subject matter of such reportable events.

Marcum LLP audited the Company's financial statements for the year ended October 31, 2020 and conducted a review of the Company's financial statements for the quarter ended January 31, 2021. Marcum was dismissed by the Company as its independent registered public accounting firm on March 24, 2021. Other than the period of time in which Marcum was acting in its capacity as the Company's independent registered public accounting firm and through the date of its reappointment on February 28, 2022, neither the Company nor anyone on its behalf has consulted with Marcum regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

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Change in Auditors for the Fiscal Year 2021

On March 24, 2021, the Audit Committee approved the dismissal of Marcum as our independent registered public accounting firm, effective immediately and the engagement of Eisner as our new independent registered public accounting firm as of and for the fiscal year ended October 31, 2021. As described below, the change in independent registered public accounting firm was not the result of any disagreement with Marcum.

Marcum’s audit reports on the financial statements for the fiscal years ended October 31, 2019 and 2020 did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles, and contained a change in accounting principle explanatory paragraph that we had changed our method of accounting for leases in 2020 due to the adoption of the guidance in ASC Topic 842, Leases using the modified retrospective approach.

During the fiscal years ended October 31, 2019 and 2020, and the subsequent interim periods through January 31, 2021, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between us and Marcum on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that Marcum concurred with our assessment of material weaknesses related to the Company’s internal controls over financial reporting.

In its Management’s Report on Internal Control Over Financial Reporting, as set forth in Item 4 “Controls and Procedures” of our Quarterly Report on Form 10-Q for the quarter ended April 30, 2019 and Item 9A “Controls and Procedures” of our Annual Report on Form 10-K for the year ended October 31, 2020, we reported material weaknesses in our internal controls over financial reporting, which constitute reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). The Audit Committee discussed the subject matter of the reportable events with Marcum. Subsequently, the Audit Committee and management developed a remediation plan, detailed in its Management’s Report on Internal Control Over Financial Reporting as set forth in Item 9 “Controls and Procedures” of our Annual Report on Form 10-K for the year ended October 31, 2020. Notwithstanding these material weaknesses in internal control over financial reporting, we concluded that, based on our knowledge, the consolidated financial statements, and other financial information included in our Annual Reports on Form 10-K for the fiscal years ended October 31, 2019 and 2020 present fairly, in all material respects the Company’s financial condition, results of operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States. We authorized Marcum to respond fully to Eisner’s inquiries concerning the subject matter of such reportable events.

During the fiscal years ended October 31, 2019 and 2020 and the subsequent interim periods through January 31, 2021, neither we nor anyone on our behalf consulted with Eisner regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Eisner concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

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Fees Billed to the Company in fiscal year 2021

The following table summarizes the fees for professional services rendered by Eisner, our independent registered public accounting firm, for the fiscal year ended October 31, 2021 (the only fiscal year Eisner served as our independent registered public accounting firm), and fees for professional services rendered by Marcum, our independent registered public accounting firm for the fiscal year ended October 31, 2020:

	Fiscal Year
	2021 (Eisner)	2020 (Marcum)
Audit Fees (1)	$140,550	$143,787
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$140,550	$143,787

 ____________________

(1)

Audit fees consisted of work performed in connection with the audit of the consolidated financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as quarterly reviews and review of our Annual Reports on Form 10-K.

Audit Committee Pre-Approval Policy

The Audit Committee, or a designated member of the Audit Committee, shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for Coffee Holding by our registered independent public accountants, subject to the de minimis exceptions for non-audit services that are approved by the Audit Committee prior to completion of the audit, provided that: (1) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by Coffee Holding to its registered independent public accountant during the fiscal year in which the services are provided; (2) such services were not recognized by Coffee Holding at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. All of the services set forth in the table above were preapproved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended October 31, 2021 with management.

The Audit Committee has also reviewed and discussed with Eisner the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

The Audit Committee also has received the written disclosures and the letter from Eisner required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee covering independence, and has discussed with Eisner its independence.

Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors of Coffee Holding Co., Inc. that the audited financial statements be included in Coffee Holding Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021.

Audit Committee of Coffee Holding Co., Inc.

Barry Knepper, Chairman
Gerard DeCapua
George F. Thomas

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____________________________________

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

____________________________________

Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enable our stockholders to vote to approve on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules.

The Board unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the Coffee Holding’s Named Executive Officers as disclosed in this proxy statement relating to its 2022 Annual Meeting of Stockholders pursuant to the SEC’s compensation disclosure rules.

As previously described in detail in the “Executive Compensation” section of this proxy statement, our compensation program for executive officers consists generally of base salary, annual bonuses and equity compensation. These elements are intended to provide an overall compensation package that is commensurate with our financial resources, that is appropriate to assure the retention of experienced management personnel, and that aligns their financial interests with those of our stockholders.

In 2019, the Board determined, based upon the results of our stockholders’ vote on an advisory basis, to hold an advisory vote on executive compensation every year. The next advisory vote on the frequency of holding an advisory vote on executive compensation will take place at the 2025 Annual Meeting of Stockholders.

We are asking our stockholders to indicate their support for the Named Executive Officer compensation as described in this proxy statement and as set forth below:

RESOLVED, that the stockholders of Coffee Holding Co., Inc. hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as such compensation is disclosed in the Company’s 2022 proxy statement pursuant to Item 402 of Regulation S-K, which disclosure includes the proxy statement’s Summary Compensation Table and other executive compensation tables and related narrative disclosures.

This proposal, commonly known as “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in the proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS

The Company has engaged its 40% partner in Generations Coffee Company, LLC, or GCC, with which the Company has a joint venture, as an outside contractor. Coffee Holding is the 60% equity owner of the joint venture and Caruso’s Coffee Company (“Caruso’s”) owns the other 40% equity interest. Payments to Caruso’s during the years ended October 31, 2021, October 31, 2020 and October 31, 2019 amounted to $349,760, $380,838, and $401,227, respectively, for the processing of finished goods.

Mr. Dwyer, a member of our Board of Directors, was a senior coffee trader for Rothfos Corporation, a coffee trading company, or Rothfos, during the year ended October 31, 2021. While employed at Rothfos, Mr. Dwyer was responsible for our account. Mr. Dwyer retired from Rothfos on January 1, 2022. We paid Rothfos approximately $3.5 million, $5.3 million, and $8.3 million for green coffee purchases in fiscal 2021, 2020 and 2019, respectively. Rothfos accounted for approximately $1,014,000, $0 and $840,000 of the Company’s accounts payable in fiscal 2021, 2020 and 2019, respectively. All purchases are made on arms’ length terms.

We believe that the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All transactions between us and our officers, directors and principal stockholders and their affiliates are subject to approval by an independent committee of our Board of Directors.

ADDITIONAL INFORMATION

Information About Stockholder Proposals

In order to include information with respect to a stockholder proposal in our proxy statement and related form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act. Proposals that stockholders wish to include in our proxy statement and form of proxy for presentation at our 2023 annual meeting of stockholders must be received by us by October 31, 2022 at: Attention: David Gordon, Secretary, Coffee Holding Co., Inc., 3475 Victory Boulevard, Staten Island, NY 10314 unless the date of the annual meeting is changed by more than 30 days from the date of the anniversary of the 2022 annual meeting of stockholders. The SEC rules contain standards as to whether stockholder proposals are required to be included in our proxy statement.

In addition, if you wish to submit a proposal for the 2023 annual meeting of stockholders without including such proposal in the proxy statement and related form of proxy for that meeting, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws and our rules and regulations no later than 90 days in advance of the date of the annual meeting at: Attention: David Gordon, Secretary, Coffee Holding Co., Inc., 3475 Victory Boulevard, Staten Island, NY 10314. Any proxies solicited by the Board will confer discretionary authority to vote on any proposals, notice of which is not timely received.

By Order of the Board of Directors,

By:	/s/ David Gordon
David Gordon
Secretary

Staten Island, New York

February 28, 2022

To assure that your shares are represented at the Annual Meeting, please either vote over the Internet, by Fax, or by phone following the instructions provided to you in the Internet Availability Notice or if you requested a paper copy of the proxy materials, complete, sign, date and promptly return the proxy card to Coffee Holding.

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COFFEE HOLDING CO., INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS APRIL 14, 2022 AT 3:00 PM ET
CONTROL ID:
REQUEST ID:

The undersigned stockholder of Coffee Holding Co., Inc. hereby appoints Andrew Gordon and David Gordon, or either of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Coffee Holding Co., Inc. held of record by the undersigned on February 14, 2022, at the annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, April 14, 2022 at 3:00 p.m., Eastern time, via the Internet, or at any adjournment or postponement thereof. The undersigned hereby revokes all prior proxies.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://agm.issuerdirect.com/jva
PHONE:	1-866-752-VOTE(8683)

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	ANNUAL MEETING OF THE STOCKHOLDERS OF COFFEE HOLDING CO., INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		FOR	WITHHOLD
Election of Directors to a term set forth below:

	Nominees Term Expires				CONTROL ID:
	George F. Thomas 2025	☐	☐		REQUEST ID:
	Gerard DeCapua 2025	☐	☐
Proposal 2		FOR	AGAINST	ABSTAIN
	To ratify the appointment of Marcum LLP as the independent registered public accounting firm of Coffee Holding Co., Inc. for the fiscal year ending October 31, 2022.	☐	☐	☐

Proposal 3		FOR	AGAINST	ABSTAIN
	To hold an advisory vote on the Company’s executive compensation.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

The Board of Directors of Coffee Holding Co., Inc. unanimously recommends a vote “FOR” all nominees in Proposal 1 and “FOR” Proposal 2 and 3.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR each of the proposals listed above. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of the Proxy Statement for the Annual Meeting, the Board of Directors is not aware of any such other business.

MARK HERE FOR ADDRESS CHANGE

☐ New Address (if applicable):

____________________________

____________________________

____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2022

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

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